EXHIBIT 10.2

THIRD AMENDMENT
TO THE
MASTER RECEIVABLES PURCHASE AGREEMENT

THIS THIRD AMENDMENT TO THE MASTER RECEIVABLES PURCHASE AGREEMENT, dated as of September 29, 2014 (this “Amendment”), is entered into by and among T-MOBILE AIRTIME FUNDING LLC, a Delaware limited liability company, as funding seller (the “Funding Seller”), BILLING GATE ONE LLC, a Delaware limited liability company, as purchaser (the “Purchaser”), LANDESBANK HESSEN-THÜRINGEN GIROZENTRALE, a public law corporation incorporated under the laws of Germany, as bank purchasing agent and a bank purchaser (the “Bank Purchasing Agent” and a “Bank Purchaser”), T-MOBILE PCS HOLDINGS LLC, a Delaware limited liability company, as servicer (the “Servicer”), and T-MOBILE US, INC., a Delaware corporation, as performance guarantor (the “Performance Guarantor” or “TMUS”). Capitalized terms used and not otherwise defined herein are used as defined in the Master Receivables Purchase Agreement (as defined below).

WHEREAS, the Funding Seller, the Purchaser, the Bank Purchasing Agent, the Servicer and the Performance Guarantor are parties to that certain Master Receivables Purchase Agreement, dated as of February 26, 2014, as amended by that certain Omnibus Amendment to the Master Receivables Purchase Agreement and Fee Letter, dated as of April 11, 2014, and as further amended by that certain Second Amendment to the Master Receivables Purchase Agreement, dated as of June 12, 2014, (collectively, the “Master Receivables Purchase Agreement”); and

WHEREAS, the parties hereto desire to amend the Master Receivables Purchase Agreement in certain respects as provided herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.Amendments to Section 1.1.

A.Effective as of the date hereof, the following definitions set forth in Section 1.1 of the Master Receivables Purchase Agreement are each hereby amended and restated in their entirety to read as follows:
““Level 4 Reserve Batch Amount” means, for each Collection Period Batch, the greater of (A) its Batch Receivables Amount and (B) $875,000,000; provided that on and after: (i) the New York Designation Date, the amount set forth in clause (B) shall increase automatically by an additional $75,000,000, and (ii) the Maximum Sales Amount Increase Date, the amount set forth in clause (B) shall increase automatically by an additional $35,000,000.”
““Level 4 Reserve Percentage” means, for each Batch, (i) with respect to the Closing Date, the April 2014 Settlement Date, the May 2014 Settlement Date and the June 2014 Settlement Date, 5.14%, (ii) with respect to the July 2014 Settlement Date, the August 2014 Settlement Date and the September 2014

Settlement Date, 5.83%, (iii) with respect to the October 2014 Settlement Date, (A) as it relates to the Collection Period Batches for the June 2014 Collection Period, the July 2014 Collection Period and the August 2014 Collection Period, 4.55%, and (B) as it relates to the Collection Period Batch for the September 2014 Collection Period, 4.90%, (iv) with respect to the November 2014 Settlement Date, (A) as it relates to the Collection Period Batches for the July 2014 Collection Period and the August 2014 Collection Period, 4.55%, and (B) as it relates to the Collection Period Batches for the September 2014 Collection Period and the October 2014 Collection Period, 4.90%, (v) with respect to the December 2014 Settlement Date, (A) as it relates to the Collection Period Batch for the August 2014 Collection Period, 4.55%, and (B) as it relates to the Collection Period Batches for the September 2014 Collection Period, the October 2014 Collection Period and the November 2014 Collection Period, 4.90%, and (vi) with respect to the January 2015 Settlement Date and all subsequent Settlement Dates thereafter, 4.90% as such percentage may be adjusted from time to time in accordance with the terms hereof; provided that on and after: (a) the New York Designation Date, the Level 4 Reserve Percentage shall increase automatically by an additional 0.15%, and (b) the Maximum Sales Amount Increase Date, the Level 4 Reserve Percentage shall increase automatically by an additional 0.03%.”
““Maximum Mandatory Repurchase Percentage” means, (i) with respect to the Closing Date Batch and the Batches related to the first three consecutive Collection Periods following the Closing Cut-Off Date, 2.20%, (ii) with respect to the June 2014 Batch, the July 2014 Batch and the August 2014 Batch, 1.95%, and (iii) with respect to the September 2014 Batch and all subsequent Batches thereafter, 1.60%, as amended from time to time pursuant to the provisions of Section 5.5, or any other percentage to which the Funding Seller and the Bank Purchasing Agent may agree in writing from time to time.”
““Maximum Sales Amount” means $1,200,000,000 or such other amount agreed from time to time between the Funding Seller and the Bank Purchasing Agent; provided that on and after: (a) the New York Designation Date, the Maximum Sales Amount shall increase automatically by an additional $200,000,000, and (b) the Maximum Sales Amount Increase Date, the Maximum Sales Amount shall increase automatically by an additional $50,000,000.”
B.    Effective as of the date hereof, the following definitions are hereby added to Section 1.1 of the Master Receivables Purchase Agreement in the appropriate alphabetical order:
““Maximum Sales Amount Increase Date” means the date set forth in a notice to be sent by the Funding Seller to the Bank Purchasing Agent indicating that the “Maximum Sales Amount” will be increased by $50,000,000.”

““New York Designation Date” means the date set forth in a notice to be sent by the Funding Seller to the Bank Purchasing Agent upon which the Funding Seller will begin selling Receivables relating to New York to the Purchaser.”

SECTION 2.    Amendment to Section 1.3. Effective as of the date hereof, Section

2

1.3 of the Master Receivables Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“Section 1.3    Application of Revised Allocation Levels. The parties hereto agree that following any amendment or revision to the definition of Discount Rate, Funding Advance Rate or Level 4 Reserve Percentage:
(A) for any amount whose determination (or calculation) hereunder is based upon the application of the Discount Rate or the Funding Advance Rate to a particular Batch, to certain Purchased Receivables in a Batch, or to quantities associated with certain Purchased Receivables (including, but not necessarily limited to, Dilutions, Settlement Date Receivables Balances, Collections, Late Collections and Outstanding Balances), the Discount Rate and the Funding Advance Rate that is associated with such Batch (or related to such Purchased Receivables) when such Batch (or related Purchased Receivables) was sold by the Funding Seller to the Purchaser hereunder shall apply when making such determination (or calculation), irrespective of the date of when such determination (or calculation) is in fact made; and
(B) in the event that an amount to be determined hereunder relates to multiple Batches and varying Discount Rates, Funding Advance Rates or Level 4 Reserve Percentages, such aggregate amount shall be determined by (1) applying each applicable Discount Rate, Funding Advance Rate or Level 4 Reserve Percentage, as the case may be, separately to the related Batch or Batches and then (2) aggregating the results obtained by application of the preceding clause.”

SECTION 3.    Amendment to Section 5.5.(b). Effective as of the date hereof, Section 5.5(b) of the Master Receivables Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“(b)
If the Discount Ledger Balance is less than 1.75% of the Maximum Sales Amount on any Settlement Date (after giving effect to any adjustments to the Discount Ledger Balance on such Settlement Date), upon notice by the Funding Seller to the Bank Purchasing Agent and the Bank Purchasers on such Settlement Date, the Discount Rate shall be increased to a percentage determined by the Funding Seller, and the Level 4 Reserve Percentage shall be decreased by an amount equal to 1.25 multiplied by such increase in the Discount Rate; provided that the Level 4 Reserve Percentage for any Settlement Date and any Batch shall not be less than the numerical percentage prescribed by the definition of the term “Level 4 Reserve Percentage” for such Settlement Date and such Batch without giving effect to any increase or decrease to such percentage that may have been effected pursuant to this Section 5.5. Such adjustment shall be prospective in nature and shall only apply to succeeding Collection Periods after the adjustment is made.”

SECTION 4.    Amendment to Section 11.4(l). Effective as of the date hereof,

3

Section 11.4(l) of the Master Receivables Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“(l)
the three-month rolling average Write-Off Ratio on any Settlement Date exceeds 4.50% unless such breach (A) shall have been caused only by technical reasons (such as a change in information technology systems or procedures) and (B) shall be cured within 60 days; or”

SECTION 5.    Representations and Warranties. Each of the parties hereto hereby represents and warrants that this Amendment constitutes the legal, valid and binding obligation of such party, enforceable against it in accordance with its terms, except as limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and subject to the general principals of equity.

SECTION 6.    Master Receivables Purchase Agreement in Full Force and Effect as Amended. Except as specifically amended hereby, the Master Receivables Purchase Agreement shall remain in full force and effect and is hereby ratified and reaffirmed by the parties hereto. All references to the Master Receivables Purchase Agreement shall be deemed to mean the Master Receivables Purchase Agreement as modified hereby. The parties hereto agree to be bound by the terms and conditions of the Master Receivables Purchase Agreement as amended by this Amendment, as though such terms and conditions were set forth herein.

SECTION 7.    Miscellaneous.

A.    The section headings in this Amendment are for reference only and shall not affect the construction of this Amendment.

B.    This Amendment may be executed by different parties on any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute on and the same agreement.

C.    This Amendment may not be amended or otherwise modified except as provided in the Master Receivables Purchase Agreement.

D.    THIS AMENDMENT AND ALL MATTERS ARISING OUT OF OR RELATING IN ANY WAY THERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO OTHERWISE APPLICABLE PRINCIPALS OF CONFLICTS OF LAW, OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
[Signature pages to follow]

4

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

T-MOBILE AIRTIME FUNDING LLC, as Funding Seller

By: /S/ J. Braxton Carter
Name: J. Braxton Carter
Title: Executive Vice President & Chief Financial
Officer

[Signature Page to Third Amendment to Master Receivables Purchase Agreement]

BILLING GATE ONE LLC, as Purchaser
By: Billing Gate One Trust, as Manager

By: Wells Fargo Delaware Trust Company, National Association, solely as Trustee and not in its individual capacity
By: /S/ Sandra Battaglia
Name: Sandra Battaglia
Title: Vice President

[Signature Page to Third Amendment to Master Receivables Purchase Agreement]

LANDESBANK HESSEN-THÜRINGEN GIROZENTRALE, as Bank Purchaser and Bank Purchasing Agent

By: /S/ Bjoern Mollner
Name: Bjoern Mollner
Title: Vice President

By: /S/ Barnet Geflitter
Name: Barnet Geflitter
Title: Associate

[Signature Page to Third Amendment to Master Receivables Purchase Agreement]

T-MOBILE PCS HOLDINGS LLC, as Servicer

By: /S/ J. Braxton Carter
Name: J. Braxton Carter
Title: Executive Vice President & Chief Financial
Officer

[Signature Page to Third Amendment to Master Receivables Purchase Agreement]

T-MOBILE US, INC., as Performance Guarantor

By: /S/ J. Braxton Carter
Name: J. Braxton Carter
Title: Executive Vice President & Chief Financial
Officer

[Signature Page to Third Amendment to Master Receivables Purchase Agreement]

ACKNOWLEDGED AND ACCEPTED:
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

By: /S/ Stephan Stamm
Name: Stephan Stamm
Title: Deputy General Manager

By: /S/ Maximilian Knappertsbusch
Name: Maxmililian Knappertsbusch
Title: Department Head for Corporate Banking Division for EMEA, Düsseldorf

[Signature Page to Third Amendment to Master Receivables Purchase Agreement]

ACKNOWLEDGED AND ACCEPTED:
KFW IPEX-BANK GMBH

By: /S/ Sven Wabbels
Name: Sven Wabbels
Title: Director

By: /S/ Sebastian Eberle
Name: Sebastian Eberle
Title: Vice President

[Signature Page to Third Amendment to Master Receivables Purchase Agreement]